UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Wolverine World Wide, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Donald T. Grimes announced his resignation as Senior Vice President, Chief Financial Officer and Treasurer of Wolverine World Wide, Inc. (the “Company”), effective June 12, 2015.

On May 29, 2015, the Company appointed Michael D. Stornant as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective June 12, 2015.  In this role, Mr. Stornant will serve as the Company’s principal financial and accounting officer.  Mr. Stornant, age 49, has served the Company as Vice President of Corporate Finance since January 2013.  From 2011 until January 2013, he served the Company as Vice President and General Manager of the Bates brand.  From 2009 until 2011, he served the Company as Vice President of Corporate Planning and Analysis.  From 1996 to 2009, Mr. Stornant served in various operations and financial roles with the Company.

Item 7.01                                           Regulation FD Disclosure.

A copy of the press release announcing Mr. Grimes’ resignation and Mr. Stornant’s appointment is attached as Exhibit 99.1 to this current report.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1                        Press Release dated June 1, 2015.  This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2015	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Brendan M. Gibbons
Brendan M. Gibbons
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1

Wolverine World Wide, Inc. Press Release dated June 1, 2015. This Exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.